Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-257579) on Form S-8 of our report dated March 30, 2022, with respect to the consolidated financial statements of Aerovate Therapeutics, Inc.

/s/ KPMG LLP

San Diego, California

March 30, 2022